Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crown Castle International Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-181715, 333-163843 and 333-212383) of Crown Castle International Corp. of our report dated June 23, 2017, relating to the financial statements and supplemental schedule of the Crown Castle International Corp. 401(k) Plan, which appear in this Form 11-K for the years ended December 31, 2016 and 2015.

/s/ BDO USA, LLP
Pittsburgh, Pennsylvania
June 23, 2017